EXHIBIT A

                      ADDENDUM TO STOCK PURCHASE AGREEMENT


         This Addendum is entered into on this 4th day of November, 1999, by and between Treasury International, Inc. and Megatran Investments Limited (collectively referred to as "Treasury"), 1299004 Ontario Corporation ("129"),, Mega Blow Mouldings, Inc. ("Mega") and Global Financial Investments, LLC ("Global") (collectively referred to as the "Purchasers").

         WHEREAS, on August 11, 1998, Treasury and 129 entered into a Stock Purchase Agreement (the "Agreement") whereby Treasury agreed to sell all of the issued and outstanding shares of Mega Blow Mouldings, Ltd. ("Mega") to 129 (the "Transaction") for an aggregate consideration of $4,250,000 U.S., payable $250,000 down and the delivery of a promissory note in the amount of $4,000,000 U.S. due on or about June 1, 1999 (the "Promissory Note"); and

         WHEREAS, Treasury and 129 have entered into three Extension Agreements dated June 16, 1999, August 13, 1999 and October 8, 1999, respectively, extending the date of payment of the $4,000,000 U.S. Promissory Note in exchange for, among other things, the payment of interest penalty through October 29, 1999 of $451,077 U.S., and

         WHEREAS, 129 is currently in default of their obligations to Treasury under the Agreement and, as of the date of this Addendum, 129 owes Treasury $4,451,077 U.S., including penalties and interest, and

         WHEREAS, Treasury is willing to continue the obligations owed to it by 129 provided the parties hereto enter into this Addendum with Treasury, whereby the terms and conditions of the Agreement, Promissory Note, any extensions, or side agreements thereto, will be restructured, all as set forth below;

         NOW, THEREFORE, in consideration of the above premises, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. In exchange for a release of any and all obligations owing to Mega in the amount of $1,394,266 U.S. (including interest), Treasury hereby credits such amount as a payment on the Promissory Note, leaving a balance of $3,056,811 U.S. (including interest and penalties).


          2. 129 hereby acknowledges and affirms its liability to Treasury for the balance of the Promissory Note of $3,056,811 U.S. plus $1,670 U.S. per day (the "Obligation") until paid. 129 hereby further acknowledges and agrees that it has no defense, counterclaim, right of offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to Treasury for the Obligation, nor any right to seek affirmative relief or damages of any kind or nature from Treasury arising out of or relating to the Obligation. Notwithstanding the foregoing, Treasury acknowledges and confirms that, in regard to the Transaction, it has no claim, whether known or unknown, against 129's officers, directors, stockholders, agents or representatives at this time.

          3. Treasury hereby agrees to extend the payment date of the Obligation to on or before 5:00 p.m. Eastern Time, on January 31, 2000. Treasury also agrees to release all parties hereto, including their officers directors, stockholders, agents and representatives, except 129, from any liability to pay the Obligation. Treasury specifically gives up its right to call the Mega stock or in any way attempt to reclaim or repurchase the Mega stock for non-payment of the Obligation. In that regard, Treasury and Whitehall Enterprises, Inc. shall execute the Acknowledgement and Confirmation in the form attached hereto as Exhibit A.

          4. Within thirty (30) days from the date of this Addendum, Global shall have issued by the Royal Bank of Canada ("Bank") a full release for any and all liabilities Treasury may have to the Bank as a third party guarantor regarding Mega. Global agrees to secure this release by paying off the term loans owed by Mega to the Bank, and guaranteed by Treasury. Global agrees to execute a Guarantee and Indemnity Agreement (the "Guarantee") in favor of
               Treasury in the amount guaranteed by Treasury to the Bank as security for Global's agreement to effect a release of Treasury's obligation to the Bank. The Guarantee will be cancelled upon receipt by Treasury of the release from the Bank.

          5. Upon the execution of this Addendum, Global shall purchase from Treasury for $100,000 U.S. an 8% Subordinated Convertible Debenture (the "Debenture") due January 31, 2001. If the Obligation is not paid on or before January 31, 2000, the Debenture shall be cancelled and the $100,000 U.S. shall be applied against the Obligation. If the Obligation is paid on or before January 31, 2000, Global shall have the right, prior to the Debenture's due date or redemption date, whichever is earlier, to convert the Debenture into 1,000,000 shares of Treasury common stock.

          6. As collateral security for 129's prompt and faithful payment and performance of the Obligation, and any and all future indebtedness and obligations of 129 to Treasury, whether evidenced or arising out of this Addendum or any other future oral or written agreement between 129 and Treasury, 129 hereby grants and assigns to Treasury a continuing and first-priority security interest in and lien on all of 129's present and future assets, including accounts, equipment, inventory, general intangibles, chattel paper, deposit accounts, goods, documents and in any and all other personal property of 129 and the proceeds (including, without limitation, insurance proceeds) and products of any and all of the foregoing (collectively, the "Collateral").

          7. The Obligation and any and all accrued per diem thereon or other amounts payable in connection therewith shall mature and be due and payable in full on January 31, 2000 (the "Maturity Date").

          8. Except as to such rights or claims as may be created by this Addendum, Treasury hereby releases, remises and forever discharges 129, Mega, and Global, and each of their respective present and former heirs, successors, predecessors, agents, officers, directors, shareholders, attorneys, employees and assigns from any and all claims, demands, debts, losses, obligations, warranties, costs, expenses, rights of action and causes of action, of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, arising out of or in any way connected to the Transaction prior to the date of execution of this Addendum.

          9. Except as to such rights or claims as may be created by this Addendum, 129, Mega and Global hereby release, remise and discharge Treasury and each of its present and former heirs, successors, predecessors, assigns, agents, officers, directors, shareholders, attorneys and employees from any and all claims, demands, debts, losses, obligations, warranties, costs, expenses, rights of action and causes of action or every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, arising out of or in any way connected to the Transaction prior to the date of the execution of this Addendum.

          10. Upon execution of this Addendum, Treasury hereby relinquishes all of its right to appoint, nominate and/or elect a director or directors to the Board of Directors of Mega.

          11. As an inducement to Treasury to enter into this Addendum, 129 hereby acknowledges and reaffirms each and every representation and warranty set forth in the Agreement, and acknowledges and agrees that such representations and warranties apply to this Addendum with the same effect as if they were contained herein. In addition, 129 hereby represents and warrants to Treasury as follows, which representations and warranties shall replace and supersede any conflicting representations and warranties in the
               Agreement:

                    (i) 129 is a corporation properly organized, existing and in good standing under the laws of Ontario;

                    (ii) 129 has all  requisite  power and  authority to own its property and to carry on the business that is now being conducted and as is presently proposed to be conducted, and is properly qualified and authorized to do business and is in good standing as a foreign corporation in any jurisdiction or territory where the ownership or character of its property or the nature of its business and activities make such qualification necessary and where the failure to qualify would have a materially adverse effect on its business or financial condition;

                    (iii)129 has the  corporate  power and authority to execute, deliver and perform this Addendum and all of the other agreements, documents and instruments contemplated hereunder, and this Addendum and all other documents, instruments and agreements executed in connection herewith have been duly authorized, executed and delivered by 129;

                   (vii) Neither the execution or delivery of this Addendum,  or any of the other agreements, documents or instruments executed in connection herewith, nor the fulfillment of or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of the terms, conditions, provisions of, constitute a default under or result in any violation of any contract or agreement to which 129 is a party or may be bound.

          12. 129 hereby agrees to not, without Treasury's prior written consent, which will not be unreasonably withheld:

                    (i) Sell, lease or otherwise dispose of, move, relocate or transfer, whether by sale or otherwise, any of 129's assets other than sales of inventory in the ordinary and usual course of business as currently conducted;

                    (ii) make any change in 129's financial  structure or in any of its business operations which could materially adversely affect 129's ability to repay the Obligation;

                    (iii)prepay,  modify or repay any obligation or any existing debt to officers or shareholders of 129 or relatives thereof for borrowed money, or enter into or modify any agreement in a way which would be materially adverse to Treasury's interests or, as a result of which, the terms of payment of any of the foregoing debt are accelerated, waived or modified;

                    (iv) pay,  whether  directly  or  indirectly,  in  money  or
                         otherwise,     compensation,     including    salaries,
                         withdrawals, fees, bonuses, commissions, drawing accounts and other payments, and management or consulting fees to 129's directors, or any other shareholders (or any relatives, consultants, advisers or any affiliates of any of the foregoing) on terms no less favorable than could be obtained from an unrelated party.

          13. The effectiveness of this Agreement and of the transactions contemplated hereunder shall be conditioned upon the prior satisfaction of each of the following conditions precedent in a manner acceptable to Treasury and its counsel: (i) Treasury shall have received an original of this Addendum, executed by 129, Mega and Global;

                    (ii) Treasury shall have received $100,000 U.S. from Global, and shall have delivered to Global a $100,000 U.S. 8% Subordinated Convertible Debenture due January 31,2001

                    (iii)129 shall not object to Treasury  filing an appropriate
                         Ontario Financing Statement executed by 129 as debtor and reflecting Treasury as secured party and 129 as debtor.

                    (iv) Treasury shall receive a payment of $1,394,266  U.S. on its Promissory Note from Mega in the form of a credit and release of all monies owed to Mega by Treasury, currently in the amount of $1,394,266 U.S.

          14. Any one or more of the following events shall constitute an event of default (an "Event of Default") hereunder:

                    (i) If 129 fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest, penalties or per diem);

                    (ii) If 129,  Mega,  Global or any other party thereto other than Treasury fails or neglects to perform, keep or observe any term, provision, condition or covenant in this Addendum, in any agreement, document or instrument entered into in connection with this Addendum, in the Agreement, or in any other present or future agreement between 129, Mega or Global and Treasury;

                    (iii)If there is a material  impairment  of the  prospect of repayment of the Obligation or of the value or priority of Treasury's interest in the Collateral;

                    (iv) If any material  portion of 129's assets are  attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any trustee, receiver, controller, custodian, assignee for the benefit of creditor;

                    (v) If any proceeding under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors and formal or informal moratoriums, compositions or extensions generally with 129's creditors is commenced by 129;

                    (vi) If 129 is enjoined,  restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                    (vii)If a release of all liabilities,  including guarantees, owed by Treasury to the Bank is not received from the Bank within thirty (30) days from the date of this Addendum.

     15. Upon the occurrence of an Event of Default, Treasury may, in its sole and absolute discretion, and without notice to 129, do any one or more of the following:

                    (i)  accelerate   the   Obligation  and  declare  it  to  be
                         immediately due and payable;

                    (ii) exercise  any  and  all  legal  or  equitable  remedies afforded to Treasury under the Agreement, as amended hereby, or under any other agreement, document, or instrument heretofore or hereafter entered into between Treasury and 129, and as provided for under Ontario lien laws or any other applicable law; and

                    (iii) seek the appointment of a receiver for 129.

          The rights and remedies granted to Treasury in this Section 14 are cumulative, and Treasury shall have the right to exercise any one or more of such rights and remedies alternatively, successively or concurrently as Treasury may, in its sole and absolute discretion, deem advisable.

     16. 129 (the "Debtor") shall immediately, upon demand, reimburse Treasury for all sums expended by Treasury which constitute Lender Expenses and Debtor hereby authorizes and approves all advances and payments by Treasury for items constituting Lender Expenses. For the purposes of this Section 16, Lender Expenses means all (i) reasonable costs and expenses incurred by Treasury to cure any default or enforce any provision of this Addendum, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell the Collateral, irrespective of whether a sale is consummated; (ii) reasonable costs and expenses of suit incurred by Treasury in enforcing or defending this Addendum or any portion thereof, including, without limitation, actions brought by a trustee or any third party; or (iii) Treasury's attorneys' fees and expenses incurred in relation to terminating, enforcing, defending or concerning this Addendum, or any portion thereof, irrespective of whether suit is brought.

     17. This Addendum, and all agreements, documents and instruments referred to or executed in connection herewith, including, without limitation, the Agreement, shall constitute the complete agreement of the parties hereto with respect to the subject matter referred to herein, and shall supersede all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every kind or nature whatsoever with respect thereto, all of which have become merged and finally integrated into this Addendum. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Addendum, neither party shall be permitted to offer or introduce any oral evidence concerning any other oral promises or oral agreements between the parties relating to the subject matters of this Addendum not included or referred to herein and not reflected by writing. This Addendum cannot be amended, modified, or supplemented except by written document signed by all parties hereto. In the case of a conflict between the provisions of this Addendum and the Agreement, the provisions of this Addendum shall control.

     18. All parties agree that they will execute such other documents and instruments and perform such other acts as the parties hereto may reasonably deem necessary or advisable, in their sole and absolute discretion, to carry out and effectuate the purpose and intent of this Addendum.

     19. All notices, requests and demands required to be given hereunder, shall be in writing and shall be deemed to have been duly given upon the date of such service if served personally upon the party for whom intended, or if mailed, by first class, registered or certified mail, return receipt requested, postage prepaid, upon three days after the date of such mailing, to such party at its address as shown below or otherwise hereafter designated by such party in writing:


         If to Treasury:                    If to Mega:

            Treasury International, Inc.       Mega Blow Mouldings Ltd.
            1081 King Street East, 2nd Floor   7040 Tranmere Drive
            Kitchener, ON N2G 2N1              Mississauga, ON L58 1L9
            CANADA                             CANADA
            Attention:  Dale Doner, President  Attention:  William Sorentos


          If to 129:                         If to Global:

            1299004 Ontario Corporation      Global Financial Investments, LLC
            3101 Bathurst Street             42475 North 112th Street
            Suite 600                        Scottsdale, AZ
            Toronto, ON M6A 2A6              85262
            CANADA
            Attention:  Joseph Lebovics    Attention: Al Bowen, Authorized Agent


     20. This Addendum may be assigned by Treasury in whole or in part in its sole and absolute discretion. This Addendum is personal to 129, Mega and Global and shall not be assigned by them to any other person or entity, and any such assignment shall be in violation hereof and null and void. Notwithstanding the above, this Addendum shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective successors, and upon the assigns of Treasury.

     21. Notwithstanding anything to the contrary contained in the Agreement, the Agreement as amended by this Addendum shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

     22. If any provisions of this Addendum shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from the remainder of such agreement, instrument or document, and the validity, legality and enforceability of the remaining provisions shall not be adversely affected or impaired thereby and shall remain in full force and effect.

     23. This Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     24. This Addendum may be accepted via facsimile, and a facsimile transmission of the executed signature page hereof shall make this Addendu7m legally binding upon the parties so executing and faxing such signature page to the other parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.


         TREASURY INTERNATIONAL, INC.

         By:
         Name:   Dale Doner
         Title:  President

         MEGA BLOW MOULDINGS, LTD:
         By:
         Name:   William Sorentos
         Title:  President

         1299004 ONTARIO CORPORATION:

         By:
         Name:   Joseph Lebovics
         Title:  President

         GLOBAL FINANCIAL INVESTMENTS, LLC

         By:
         Name:   Al Bowen
         Title:  Authorized Agent